                                                                   EXHIBIT 10.6

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                    BETWEEN

                                 LODGIAN, INC.

                                      AND

                               MICHAEL W. AMARAL

                                  MAY 4, 2004

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Lodgian, Inc. (the "Company"), and Michael W. Amaral ("You" or "Your")(collectively, the "Parties"), is entered into and effective as of the 4th day of May, 2004 (the "Effective Date").(1)

         WHEREAS, You are currently employed as Executive Vice President and Chief Operating Officer of the Company;

         WHEREAS, the Company desires that You continue to serve as Executive Vice President and Chief Operating Officer of the Company, and You desire to continue said employment;

         WHEREAS, Your position is a position of trust and responsibility with access to Confidential Information, Trade Secrets, and information concerning employees and customers of the Company;

         WHEREAS, the Trade Secrets and Confidential Information, and the relationship between the Company and each of its employees and customers are valuable assets of the Company and may not be used for any purpose other than the Company's Business;

         WHEREAS, the Company has agreed to continue to employ You in exchange for Your compliance with the terms of this Agreement;

         WHEREAS, the Company and You desire to express the terms and conditions of Your continued employment in this Agreement.

         NOW, THEREFORE, the Parties agree:

         1.       Employment and Duties

                  A. Position. The Company shall employ You as Executive Vice President and Chief Operating Officer.

                  B. Duties. You agree to perform all duties that are consistent with Your position and that may otherwise be assigned to You by the Company from time to time. The Company may increase or decrease Your duties in its discretion.

                  C. Reporting. You shall report directly to the President and Chief Executive Officer of the Company or any other executive designated by the Chief Executive Officer from time to time.

                  D. Devotion of Time. You agree to (i) devote all necessary working time required of Your position, (ii) devote Your best efforts, skill, and energies to promote and

--------
(1) Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the "Definitions" section attached as Exhibit A. Exhibit A is incorporated by reference and is included in the Definition of "Agreement."

advance the business and/or interests of the Company, and (iii) fully perform Your obligations under this Agreement. During Your employment, You shall not render services to any other entity, regardless of whether You receive compensation, if such services shall impede Your ability to perform Your duties for the Company. You may, however, (A) engage in community, charitable, and educational activities, (B) manage Your personal investments, and (C) with the prior written consent of the Company, serve on corporate boards or committees, provided that such activities do not conflict or interfere with the performance of Your obligations under this Agreement or conflict with the interests of the Company.

                  E. Company Policies. You agree to comply with the policies and procedures of the Company as may be adopted and changed from time to time, including those described in the Company's employee handbook. If this Agreement conflicts with such policies or procedures, this Agreement will control.

         2.       Term. The term of this Agreement shall be for a period of two
(2) years, beginning on the Effective Date and ending on May 4, 2006 (the "Employment Period"). Upon expiration of the Employment Period, this Agreement will automatically renew for a one-year period (each a "Renewal Period"), unless either Party notifies the other Party in writing at least one hundred eighty (180) days prior to the end of the Employment Period or the Renewal Period that the Agreement will not be renewed (the "180-Day Notice Period"). If this Agreement is renewed in accordance with this Section, each Renewal Period shall be included in the definition of "Employment Period" for purposes of this Agreement. If this Agreement is not renewed in accordance with this Section, then (i) Your employment will terminate upon expiration of the Employment Period, and (ii) this Agreement will no longer be in effect; provided, however, that the restrictive covenants and all post-termination obligations contained in this Agreement shall survive termination of this Agreement.

         3.       Compensation.

                  A. Base Salary. During the Employment Period, the Company will pay You an annual minimum base salary ("Base Salary") of $260,000.00, minus applicable withholdings, in accordance with the Company's normal payroll practices. Your Base Salary may be increased at the Company's discretion based upon Your performance and the Company's performance. Your Base Salary will be reviewed on an annual basis.

                  B. Bonus. During the Employment Period, You will be eligible to receive an annual bonus if Your performance and the Company's performance meets certain criteria established from year to year by the Company's Compensation Committee (the "Bonus"). The Bonus will be subject to all applicable withholdings and will be paid within 90 days after the end of the calendar year. Upon termination of Your employment, Your entitlement to any Bonus payment will be governed by Section 5 below.

                  C. Benefits Plans. During the Employment Period, You will be eligible to participate in all benefit plans in effect for executives and employees of the Company, subject to the terms and conditions of such plans.

                  D. Vacation. During the Employment Period, You are entitled to four (4) weeks paid vacation each year. In addition, You shall be entitled to personal and/or sick days in accordance with the Company policies.

         4. Termination. This Agreement may be terminated by any of the following events:

                  A.       The Company's non-renewal of the Employment Period;

                  B. Mutual written agreement between You and the Company at any time;

                  C.       Your death;

                  D. Your disability which renders You unable to perform the essential functions of Your job even with reasonable accommodation, as determined by the Company in its sole discretion;

                  E. For Cause. For Cause shall mean a termination by the Company because of any one of the following events:

                           1. Your willful refusal to follow the lawful direction of the CEO and/or the person to whom You report or Your material failure to perform Your duties (other than by reason of disability, as defined in Section 4D above), in either case, only after You have been given written notice by the CEO and/or the person to whom You report detailing the directives You have refused to follow or the duties You have failed to perform and at least 30 days to cure;

                           2. Your material and willful failure to comply with Company policies as applied to Company employees, only after You have been given written notice by the CEO and/or the person to whom You report detailing the policies with which You have failed to comply and at least 30 days to cure;

                           3.       Your engaging in any of the following
                                    conduct:

                                    (i)      an act of fraud or dishonesty that
                                             materially harms the Company or
                                             its affiliates,

                                    (ii)     a felony or any violation of any
                                             federal or state securities law or
                                             Your being enjoined from violating
                                             any federal or state securities
                                             law or being determined to have
                                             violated any such law;

                                    (iii)    willful or reckless misconduct or
                                             gross negligence in connection
                                             with any property or activity of
                                             the Company and its subsidiaries
                                             and affiliates, and successors;

                                    (iv)     repeated and intemperate use of
                                             alcohol or illegal drugs after
                                             written notice from the CEO and/or
                                             the person to whom You report;

                                    (v)      material breach of any of Your
                                             obligations under this Agreement
                                             (other than by reason of physical
                                             or mental illness, injury, or
                                             condition), but only after You
                                             have been given written notice of
                                             the breach by the CEO and/or the
                                             person to whom You report and at
                                             least thirty (30) days to cure;

                                    (vi)     becoming barred or prohibited by
                                             the SEC from holding Your position
                                             with the Company;

                           4.       Your resignation for other than Good
                                    Reason; or

                           5.       Your non-renewal of the Employment Period.

                  F.       Your resignation for Good Reason; or

                  G. Without Cause. Without Cause shall mean any termination of Your employment by the Company which is not defined in sub-sections A-F above.

         5.       Company's Post-Termination Obligations

                  A. If this Agreement terminates for the reasons set forth in Sections 4B or E above, then the Company will pay You all accrued but unpaid wages, based on Your then current Base Salary, through the termination date. The Company shall have no other obligations to You, including under this Agreement, any Company policy, or otherwise; however, You shall continue to be bound by Sections 7D and all other post-termination obligations to which You are subject, including, but not limited to, the obligations contained in this Agreement. You shall also not be entitled to any accelerated vesting of any stock based compensation granted pursuant to the 2002 Lodgian, Inc. Stock Incentive Plan or any other similar plan.

                  B. If this Agreement terminates for any reason set forth in Sections 4C, D, F, or G above, and Section 6 below does not apply, then the Company shall (i) pay You (or Your estate if applicable) a lump sum payment equal to the greater of: (a) Your then current Base Salary for the remainder of the initial Employment Period or Renewal Period during which Your employment terminates, whichever is applicable, or (b) Your then current Base Salary for a period of twelve (12) months (the time period in the immediately preceding sub-clause (a) or (b) to be referred to as the "Separation Pay Period"); (ii) reimburse Your COBRA premiums under the Company's major medical group health plan on a monthly basis for a period equal to the Separation Pay Period; (iii) pay You a pro-rata portion of any Bonus to which You may be entitled under Section 3B above based upon the number of days You are employed during the calendar year in which Your employment terminates and based upon the criteria set forth in Section 3B; and (iv) notwithstanding anything to the contrary in any applicable stock option documents, accelerate the vesting of any stock option(s) granted to You by the Company (the "Option(s)") so that the Option(s) shall be immediately exercisable in full in accordance with the terms and conditions of all applicable stock option documents (collectively, the payments and benefits set forth in the preceding sub-clauses (i) - (iv) to be referred to as the "Separation Benefits"). The Company shall have no other obligations to You, including under this Agreement, any Company policy, or otherwise. The Separation Benefits shall constitute full satisfaction of the Company's obligations under this Agreement. The Company's obligation to provide the Separation Benefits shall be conditioned upon Your satisfaction of the following conditions (the "Separation Benefits Conditions"):

                           (i)      Execution and non-revocation of a
                                    Separation & Release Agreement in a form prepared by the Company by which You release the Company from any and all liability and claims of any kind; and

                           (ii) Compliance with the restrictive covenants (Section 7D) and all post-termination obligations, including, but not limited, the obligations contained in this Agreement.

                  If You do not execute an effective Separation & Release Agreement as set forth above, the Company will not provide any Separation Benefits to You under this Section 5B. The Company's obligation to provide the Separation Benefits set forth in this Section 5B shall terminate immediately upon any breach by You of any post-termination obligations to which You are subject.

                  C. If this Agreement terminates for the reason set forth in Section 4A above and Section 6 below does not apply, then, upon expiration of the Employment Period or Renewal Period, as applicable, the Company shall provide to You the Separation Benefits set forth in Section 5B above; provided, however, that (i) the Separation Pay Period shall equal six
(6) months, and (ii) Your right to receive the Separation Benefits under this
Section 5C shall be subject to the Separation Benefits Conditions set forth in
Section 5B above. The Separation Benefits to be provided under this Section 5C shall constitute full satisfaction of the Company's obligations under this Agreement, any Company policy, or otherwise.

         6. Change of Control. If, within one hundred eighty (180) days after a Change of Control, the Company or the successor entity to the Company notifies You pursuant to Section 2 of this Agreement that the Agreement will not be renewed, then, at the expiration of the Employment Period or Renewal Period, as applicable, You shall receive the Separation Benefits set forth in
Section 5B above; provided, however, that Your right to receive the Separation Benefits shall be subject to the Separation Benefits Conditions set forth in
Section 5B above. The Separation Benefits to be provided under this Section 6 shall constitute full satisfaction of the Company's obligations under this Agreement, any Company policy, or otherwise.

         7.       Your Post-Termination Obligations.

                  A. Return of Materials. Upon the termination of Your employment for any reason or upon the Company's request at any time, You will return to the Company all of the Company's property, including, but not limited to, keys, passcards, credit cards, customer lists, rolodexes, tapes, laptop computer, software, computer files, marketing and sales materials, and any other property, record, document or piece of equipment belonging to the Company. You will not (i) retain any copies of the Company's property, including any copies existing in electronic form, which are in Your possession or control, or (ii) destroy, delete, or alter any Company property, including, but not limited to, any laptop computer, without the Company's consent.

                  B. Set-Off. If You have any outstanding obligations to the Company upon the termination of Your employment for any reason, You hereby authorize the Company to deduct any amounts owed to the Company from Your final paycheck and/or any amounts that would otherwise be due to You, including, but not limited to, under Section 5B or 6 above.

                  C. Non-Disparagement. During Your employment and upon the termination of Your employment with the Company for any reason, You will not make any disparaging or defamatory statements, whether written or oral, regarding the Company.

                  D. Restrictive Covenants. You acknowledge that the restrictions contained in this Section 7D are reasonable and necessary to protect the legitimate business interests of the Company, and will not impair or infringe upon Your right to work or earn a living after Your employment with the Company ends.

                           1.       Trade Secrets and Confidential Information.
You represent and warrant that: (i) You are not subject to any legal or contractual duty or agreement that would prevent or prohibit You from performing the duties contemplated by this Agreement or otherwise complying with this Agreement, and (ii) You are not in breach of any legal or contractual duty or agreement, including any agreement concerning trade secrets or confidential information owned by any other party.

                           You agree that You will not: (i) use, disclose, or
reverse engineer the Trade Secrets or the Confidential Information for any purpose other than the Company's Business, except as authorized in writing by the Company; (ii) during Your employment with the Company, use, disclose, or reverse engineer (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by You during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon Your resignation or termination (a) retain Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Your possession or control, or (b) destroy, delete, or alter the Trade Secrets or Confidential Information without the Company's written consent.

                           The obligations under this Section 7D(1) shall: (i)
with regard to the Trade Secrets, remain in effect as long as the information constitutes a trade secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect during the Restricted Period. The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other rights to which the Company is entitled under federal and state law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws, and laws concerning fiduciary duties.

                           2.       Non-Solicitation of Customers. During the
Restricted Period, You will not, directly or indirectly, solicit any Customer of the Company for the purpose of providing any goods or services competitive with the Business. The restrictions set forth in this Section 7D(2) apply only to the Customers with whom You had Contact.

                           3.       Non-Recruit of Employees. During the
Restricted Period, You will not, directly or indirectly, solicit, recruit or induce any Employee to (a) terminate his or her employment relationship with the Company or (b) work for any other person or entity engaged in the Business.

                           4.       Non-Competition. During the Non-Competition
Restricted Period, You will not, directly or indirectly, without Employer's prior written consent, engage in or perform within a five (5) mile radius of any of the Primary Locations listed in Exhibit B any of the activities which You performed, or which are substantially similar to those which You performed, as Executive Vice President and Chief Operating Officer of the Company; provided, however, that any Primary Location shall no longer be considered a Primary Location if You have not had oversight responsibilities at that location at any time during the three (3) month period prior to termination of Your employment. As a material term under this Agreement, You agree that You will sign an amendment to Exhibit B if, for any reason during Your employment, the Primary Location(s) change in any way. You agree that You will not be entitled to any additional consideration to execute the amendment to Exhibit B. You agree that Your refusal to sign any amendment to Exhibit B shall constitute a material breach of this Agreement. The Parties acknowledge and agree that the covenant set forth in this Section 7D(4) shall not apply if Your employment terminates for the reason set forth in Section 4A above.

                  E. Post-Employment Disclosure. During the Restricted Period, You shall provide a copy of this Agreement to persons and/or entities for whom You work or consult as an owner, partner, joint venturer, employee or independent contractor.

         8. Injunctive Relief. You agree that if You breach Section 7 of this Agreement: (i) the Company would suffer irreparable harm; (ii) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company, and (iii) if the Company seeks injunctive relief to enforce this Agreement, You will waive and will not (a) assert any defense that the Company has an adequate remedy at law with respect to the breach, (b) require that the Company submit proof of the economic value of any Trade Secret or Confidential Information, or (c) require the Company to post a bond or any other security. Nothing contained in this Agreement shall limit the Company's right to any other remedies at law or in equity.

         9. Severability. The provisions of this Agreement are severable. If any provision is determined to be invalid, illegal, or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect.

         10. Attorneys' Fees. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs of litigation in addition to all other remedies available at law or in equity.

         11. Waiver. The Company's failure to enforce any provision of this Agreement shall not act as a waiver of that or any other provision. The Company's waiver of any breach of this Agreement shall not act as a waiver of any other breach.

         12. Entire Agreement. This Agreement, including Exhibit A which is incorporated by reference, constitutes the entire agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement. Other than terms of this Agreement, no other representation, promise or agreement has been made with You to cause You to sign this Agreement.

         13. Amendments. This Agreement may not be amended or modified except in writing signed by both Parties.

         14. Successors and Assigns. This Agreement shall be assignable to, and shall inure to the benefit of, the Company's successors and assigns, including, without limitation, successors through merger, name change, consolidation, or sale of a majority of the Company's stock or assets, and shall be binding upon You. You shall not have the right to assign Your rights or obligations under this Agreement. The covenants contained in Section 7D of this Agreement shall survive cessation of Your employment with the Company, regardless of who causes the cessation or the reason for cessation.

         15. Governing Law. Except as set forth in Section 20 below, the laws of the State of Georgia shall govern this Agreement. If Georgia's conflict of law rules would apply another state's laws, the Parties agree that Georgia law shall still govern.

         16. No Strict Construction. If there is a dispute about the language of this Agreement, the fact that one Party drafted the Agreement shall not be used in its interpretation.

         17. Notice. Whenever any notice is required, it shall be given in writing addressed as follows:

         To Company:                Lodgian, Inc.
                                    3445 Peachtree Rd., Suite 700
                                    Atlanta, Georgia 30326
                                    Attention: General Counsel

         To Executive:              Michael W. Amaral
                                    14391 Club Circle Drive
                                    Alpharetta, Georgia 30004

         Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either Party may change the address to which notices shall be delivered or mailed by notifying the other party of such change in accordance with this Section.

         18.      Consent to Jurisdiction and Venue. Except as set forth in
Section 20 below, You agree that any claim arising out of or relating to this Agreement shall be (i) brought in the Superior Court of Fulton County, Georgia, or (ii) brought in or removed to the United States District Court for the Northern District of Georgia, Atlanta Division. You consent to the personal jurisdiction of the courts identified above. You waive (i) any objection to jurisdiction or venue, or (ii) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

         19. Arbitration. Except as provided below in this Section 20, all disputes arising out of Your employment or the cessation of Your employment, including, but not limited to, claims arising under or relating to this Agreement, claims for breach of contract, tort, employment discrimination, retaliation, or harassment, as well as any other statutory or common law claims, at law or in equity, recognized under any federal, state, or local law shall be exclusively resolved by final and binding arbitration under the Federal Arbitration Act, 9 U.S.C. Section 1. Such claims shall be settled by final and binding arbitration administered by the American Arbitration Association in accordance with its National Rules for the Resolution of Employment Disputes, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company will pay all filing fees and arbitrator costs associated with such arbitration.

                  This arbitration provision shall not apply to any disputes or claims relating to or arising out of unemployment, workers compensation, and/or the restrictive covenants set forth in Section 7D of this Agreement, including, but not limited to, any claims for equitable relief relating to such restrictive covenants. Any claims relating to or arising out of Section 7D of this Agreement shall be governed by the laws of the State of Georgia and shall be brought in a state or federal court of competent jurisdiction in Georgia. You consent to the personal jurisdiction of the state and/or federal courts located in Georgia. You waive (i) any objection to jurisdiction or venue, or
(ii) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

         20. AFFIRMATION. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS AGREEMENT, YOU KNOW AND UNDERSTAND ITS TERMS AND CONDITIONS, AND YOU HAVE HAD THE OPPORTUNITY TO ASK THE COMPANY ANY QUESTIONS YOU MAY HAVE HAD PRIOR TO SIGNING THIS AGREEMENT.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


                                          LODGIAN, INC.




                                          By: /s/ W. Thomas Parrington
                                             -----------------------------------
                                             President & chief Executive Officer

                                          Date: May 4, 2004

                                          MICHAEL W. AMARAL




                                          /s/ Michael W. Amaral
                                          --------------------------------------

                                          Date: May 4, 2004


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

                                   EXHIBIT A

                                  DEFINITIONS

A. "Business" shall mean the business of owning and operating hotels including, but not limited to, full-service hotels which have food and beverage operations and meeting spaces.

B. "Change of Control" means (i) the sale, transfer, or other disposition of eighty percent (80%) or more of the Company's assets, or (ii) a sale of fifty percent (50%) or more of the then outstanding voting stock of the Company in a single transaction or a series of related transactions.

C. "Confidential Information" means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that
         (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company's competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company, (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients and customers of the Company, and (vi) information concerning the Company's financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating this Agreement or the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

D. "Contact" means any interaction between You and a Customer which (i) takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company and (ii) occurs during the last year of Your employment with the Company (or during Your employment if employed less than a year).

E. "Customer" means any person or entity to whom the Company has sold its products or services, or solicited to sell its products or services.

F. "Employee" means any person who (i) is employed by the Company at the time Your employment with the Company ends, or (ii) is employed by the Company during the Restricted Period.

G. "Good Reason" shall exist if (i) the Company, without Your written consent, (A) takes any action which results in the material reduction of Your then current duties or responsibilities, (B) reduces the benefits to which You are entitled on the Effective Date, unless a similar reduction is made for other executive employees, (C) commits a material breach of this Agreement, or (D) requires You to relocate more than fifty (50) miles from the location of the Company's offices on the Effective Date; (ii) You provide written notice to the Company of such action and provide the Company with thirty (30) days to remedy such action (the "Cure Period"), (iii) the Company fails to remedy such action within the Cure Period, and (iv) You resign within ten (10) days of the expiration of the Cure Period. Good Reason shall not include any isolated, insubstantial or inadvertent action that (i) is not taken in bad faith, and (ii) is remedied by the Company within the Cure Period.

H. "Non-Competition Restricted Period" means the time period during Your employment with the Company, and for six (6) months after Your employment with the Company ends.

I. "Restricted Period" means the time period during Your employment with the Company, and for two (2) years after Your employment with the Company ends.

J. "Trade Secrets" means information of the Company, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                                   EXHIBIT B

                               PRIMARY LOCATIONS

                                     ADDRESS                   CITY         STATE      ZIP                PROPERTY NAME
                                                                                      CODE
ALABAMA                   4900 Hatch Boulevard            Sheffield          AL       35660   Holiday Inn Sheffield
                          3053 Ross Clark Circle          Dothan             AL       36301   Quality Inn Dothan
                          3071 Ross Clark Circle          Dothan             AL       36301   Holiday Inn Express Dothan
                          801 Cleveland Avenue            Gadsden            AL       35954   Holiday Inn Express Garden
ARIZONA                   1500 North 51st Avenue          Phoenix            AZ       85043   Holiday Inn Phoenix
                          3333 East University Drive      Phoenix            AZ       85034   Radisson Phoenix Hotel
                          4300 E. Washington              Phoenix            AZ       85034   Holiday Inn Airport Phoenix
ARKANSAS                  1001 McClain Road               Bentonville        AR       72712   Courtyard Bentonville
                          1401 S. Shackleford Road        Little Rock        AR       72211   Residence Inn Little Rock
CALIFORNIA                7675 Highway #111               Palm Desert        CA       92260   Holiday Inn Exp. Palm Desert
COLORADO                  16455 East 40th Circle          Denver             CO       80011   Marriott Hotel Denver Airport
                                                                                              Holiday Inn Frisco ( or HI Summit
                          1129 N. Summit Blvd.            Frisco             CO       80443   City)
                                                          East
CONNECTICUT               363 Roberts Street              Hartford           CT       06511   Holiday Inn East Hartford

                                                          West Palm
FLORIDA                   1601 Belvedere Road             Beach              FL       33406   Crowne Plaza West Palm Beach
                          7200 Plantation Road            Pensacola          FL       32504   Holiday Inn University Mall
                                                          Winter
                          1150 3rd Street, SW             Haven              FL       33880   Holiday Inn Winter Haven
                          2605 N. A1A                     Melbourne          FL       32903   Holiday Inn Melbourne
                          7330 Plantation Road            Pensacola          FL       32504   Holiday Inn Exp Pensacola-Umall
                          3000 Florida Avenue             Miami              FL       33131   Mayfair House Miami
GEORGIA                   5252 New Jesup Highway          Brunswick          GA       31525   Holiday Inn Brunswick
                          200 South Beachview Drive       Jekyll Island      GA       31527   Holiday Inn Jekyll Island
                          3332 Peachtree Road NE          Atlanta            GA       30326   Courtyard Buckhead Atlanta
                          108 First Street                Macon              GA       31211   Crowne Plaza Macon
                          2265 Kingston Court             Marietta           GA       30067   Holiday Inn Hotel Marietta
                          201 Boy Scout Road              Augusta            GA       30909   Fairfield Inn Augusta
                          1311 St. Augustine Road         Valdosta           GA       31601   Fairfield Inn Valdosta
                          1309 St. Augustine Road         Valdosta           GA       31601   Holiday Inn Valdosta
                                                          Rolling
ILLINOIS                  3405 Algonquin Road             Meadows            IL       60008   Holiday Inn Rolling Meadows
INDIANA                   1710 Kinser Pike                Bloomington        IN       47404   University Plaza Bloomington
                          1020 South Calhoun Street       Ft. Wayne          IN       46802   Hilton Fort Wayne
                          300 E. Washington Blvd.         Ft. Wayne          IN       46802   Holiday Inn Ft. Wayne
LOUISANA                  2150 Veterans Boulevard         Kenner             LA       70062   Plaza Hotel New Orleans
                          2261 North Causeway
                          Boulevard                       Metairie           LA       70001   Quality Hotel Metairie
                          214 E. Kaliste Saloom Road      LaFayette          LA       70508   Courtyard Lafayette
MARYLAND                  5485 Twin Knolls Road           Columbia           MD       21045   Hilton Inn Columbia
                          8777 Georgia Avenue             Silver             MD       20910   Holiday Inn Silver Spring


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

                                                          Spring
                          301 W. Lombard Street           Baltimore          MD       21201   Holiday Inn Inner Harbor
                          6323 Governor Ritchie
                          Highway                         Glen Burnie        MD       21061   Holiday Inn Glen Burnie
                                                          Linthicum
                          890 Elkridge Landing Road       Heights            MD       21090   Holiday Inn BWI Airport
                          999 W. Patrick Street           Frederick          MD       21702   Holiday Inn Frederick
                          1100 Cromwell Bridge Road       Towson             MD       21286   Holiday Inn Cromwell Bridge
                                                          Cedar
IOWA                      350 1st Avenue NE               Rapids             IA       52401   Crowne Plaza Cedar Rapids
MINNESOTA                 1201 West Country Road E        St. Paul           MN       55112   Holiday Inn St. Paul
KENTUCKY                  3835 Technology Drive           Paducah            KY       42001   Courtyard Paducah
                          46 Cavalier Blvd.               Florence           KY       41042   Courtyard Florence
                          9700 Bluegrass Parkway          Louisville         KY       40299   Clarion Hotel Louisville
                          8050 Holiday Lane               Florence           KY       41042   Holiday Inn Florence
KANSAS                    530 Richards Drive              Manhattan          KS       66502   Holiday Inn Manhattan
                          200 McDonald Drive              Lawrence           KS       66044   Holiday Inn Lawrence
MISSOURI                  4545 N. Lindbergh Boulevard     St. Louis          MO       63044   Holiday Inn St. Louis North
MASSACHUSETTS             10 Lincoln Square               Worcester          MA       01608   Crowne Plaza Worcester
                          259 Elm Street                  Dedham             MA       02026   Residence Inn Dedham
NEW HAMPSHIRE             4 Amherst Road                  Merrimack          NH       03054   Fairfield Inn Merrimack
NEW MEXICO                4048 Cerrillos Road             Santa Fe           NM       87505   Holiday Inn Santa Fe
NEW YORK                  89 State Street                 Albany             NY       12207   Crowne Plaza Albany
                                                          Niagara
                          300 Third Street                Falls              NY       14303   Holiday Inn Select Niagara Falls
                                                          Niagara
                          114 Buffalo Avenue              Falls              NY       14303   Four Points Niagara Falls
                          150 W. 4th Street               Jamestown          NY       14701   Holiday Inn Jamestown
                          100 Winterhaven Road            Grand Island       NY       14072   Holiday Inn Grand Island
                          5440 Camp Road                  Hamburg            NY       14075   Holiday Inn Hamburg
OHIO                      175 East Town Street            Columbus           OH       43215   Holiday Inn Columbus
                          15471 Royalton Road             Strongsville       OH       44136   Holiday Inn Strongsville
OKLAHOMA                  3340 South 79 East Avenue       Tulsa              OK       74145   Courtyard Tulsa
PENNSYLVANIA              2750 Mosside Blvd.              Monroeville        PA       15146   Holiday Inn Monroeville
                          401 Holiday Drive               Pittsburgh         PA       15220   Holiday Inn Greentree
                          915 Brinton Road                Washington         PA       15221   Holiday Inn Parkway East
                          1160 Thorn Run Road
                          Extension                       Coraopolis         PA       15108   Crowne Plaza Pittsburgh
                          4859 McKnight Road              Pittsburgh         PA       15237   Holiday Inn McKnight/North Hills
                          340 Racetrack Road              Washington         PA       15301   Holiday Inn Meadowlands
                          9461 Roosevelt Blvd..           Philadelphia       PA       19114   Doubletree Club Philadelphia
                          334 Arsenal Road                York               PA       17402   Holiday Inn York
                          521 Greenfield Road             Lancaster          PA       17601   Holiday Inn Lancaster
MICHIGAN                  5500 Crooks Road                Troy               MI       48098   Hilton Inn Northfield
                          7501 W. Saginaw Highway         Lansing            MI       48917   Holiday Inn West Lansing
S.CAROLINA                1 South Forest Beach Drive      Hilton Head        SC       29928   Holiday Inn Hilton Head
                                                          N.
                          7401 Northwoods Boulevard       Charleston         SC       29406   Clarion Hotel Charleston
                                                          Surfside
                          1601 N. Ocean Blvd              Beach              SC       29575   Holiday Inn Myrtle Beach
TENNESSEE                 535 Wiley Parker Road           Jackson            TN       38305   Fairfield Inn Jackson
                          2144 Madison Avenue             Memphis            TN       38104   French Quarter Memphis


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

                          6101 Shelby Oaks Drive          Memphis            TN       38134   Holiday Inn Memphis
TEXAS                     12801 NW Freeway US 290         Houston            TX       79606   Crowne Plaza Houston
                          4350 Ridgemont Drive            Abilene            TX       79606   Courtyard Abilene
                          3401 South IH-35                Austin             TX       78741   Holiday Inn Austin South
                          4441 Hwy. 114 @  Esters
                          Blvd.                           Dallas/Irving      TX       75063   Holiday Inn DFW Airport
VERMONT                   15 South Park Drive             Colchester         VT       05446   Fairfield Inn Burlington
W.VIRGINIA                930 East Grafton Road           Fairmont           WV       26554   Holiday Inn Fairmont
                          1400 Saratoga Avenue            Morgantown         WV       26505   Holiday Inn Morgantown
                          100 Lodgeville Road             Bridgeport         WV       26330   Holiday Inn Clarksburg
                                                                                      N9C
CANADA                    1855 Huron Church Road          Windsor          Canada     2L6     Holiday Inn Windsor

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